SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 25, 1997


                                BRT REALTY TRUST
               (Exact name of registrant as specified in charter)




                        Massachusetts I-7172 13-2755886
    (State or other (Commission file No.) (IRS Employer jurisdiction of I.D.
                              No.) incorporation)


           60 Cutter Mill Road, Suite 303, Great Neck, New York 11021
              (Address of principal executive offices) (Zip code)


        Registrant's telephone number, including area code 516-466-3100





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Item 5. - Other Events


     On August 25, 1997 David G. Herold (55 years of age) was elected as a Class I Trustee to serve for a term expiring at the annual meeting to be held in the year 2000. Mr. Herold served as President and Chief Executive Officer of Metro Bancshares, Inc. from 1988 to 1994 and for more than five years prior thereto he served as President of its predecessor Bayside Federal Savings and Loan Association. Since the acquisition of Metro Bancshares, Inc. by North Fork Bank Mr. Herold has been acting as a consultant.

On August 25, 1997 the Board of Trustees of the Trust authorized a purchase of an additional 250,000 shares of the Trusts' beneficial shares from time to time over the facilities of the New York Stock Exchange or in private transactions. The Board of Trustees had previously authorized the purchase of up to 500,000 shares and as of August 25, 1997 the Trust had purchased 404,105 shares at a total cost of $2,658,914.




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                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                     BRT REALTY TRUST





Date:  September 2, 1997

         By:(s)
         Simeon Brinberg
         ---------------
         Simeon Brinberg, Secretary